UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

July 17, 2013

Date of Report (Date of earliest event reported)

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

15438 N. Florida Avenue, Suite 201, Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

(877) 376-5831

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2013, Health Insurance Innovations, Inc. (the “Company”) and Health Plan Intermediaries Holdings, LLC (“Buyer”), the Company’s wholly-owned subsidiary, entered into and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with Joseph Safina, Howard Knaster and Jorge Saavedra (collectively, the “Sellers”), pursuant to which Buyer acquired from the Sellers all of the outstanding equity of each of Sunrise Health Plans, Inc., a licensed insurance broker, Sunrise Group Marketing, Inc., a call center and sales lead management company, and Secured Software Solutions, Inc., an intellectual property holding company (collectively, the “Companies”), for a cash payment of $10.0 million. The Sellers may also receive contingent cash consideration, which is in the form of an adjustable promissory note from Buyer and described further in Item 2.03 below, based upon the level of commission revenue earned between July 1, 2013 and June 30, 2015. Additionally, the Company and each of the Sellers entered into agreements providing for earn-out consideration whereby the Sellers have contingent rights to receive up to $3.75 million based on the achievement of certain performance and financial targets over the three years following the closing. To the extent that such targets are achieved, such earn-out consideration will be paid in the Company’s Class A common stock. The stock price used to determine the number of shares to be issued in connection with such earn-out consideration will be determined on future dates as set forth in each of the forms of Performance Based Stock Award (A) Agreement and Performance Based Stock Award (B) Agreement.

The Purchase Agreement contains representations and warranties from both the Company and Buyer, on the one hand, and the Sellers, on the other hand, that are qualified by the confidential disclosures provided to the other party in connection with the Purchase Agreement. The Purchase Agreement also provides that each of the Company and Buyer, on the one hand, and the Sellers, on the other hand, are to indemnify the other for certain losses, subject to certain limits. The Purchase Agreement includes other affirmative and negative covenants of the parties that the Company believes are usual and customary for transactions of this type. All conditions to the closing of the transaction were satisfied as of, and the closing of the acquisition was effective on, July 17, 2013.

In connection with the Purchase Agreement, on July 17, 2013, the Company entered into employment agreements with each of Messrs. Safina, Knaster and Saavedra, which provide an annual salary of $100,000, $100,000 and $150,000, respectively, and a retention bonus payment of $20,833 every three months from October 15, 2013 through July 15, 2015.

The foregoing summaries of the Purchase Agreement, the Performance Based Stock Award (A) Agreements, and the Performance Based Stock Award (B) Agreements are qualified in its entirety by reference to the Stock Purchase Agreement, the form of Performance Based Stock Award (A) Agreement, and the form of Performance Based Stock Award (B) Agreement, which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1 and 10.2 and incorporated herein by reference. The Purchase Agreement has been included to provide investors and security holders with general information regarding its terms. It is not intended to be a source of ongoing financial, business or operational information, or provide any other factual information, about the Company, Buyer, the Sellers, the Companies or their respective subsidiaries or affiliates to be relied on by investors. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of that agreement, as of the dates noted, and are solely for the benefit of the parties. Those matters may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and they may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Buyer, the Sellers, the Companies or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Dougherty & Company LLC delivered a fairness opinion to the Company’s board of directors in connection with the transaction.

Item 2.01	Completion of an Acquisition or Disposition of Assets.

On July 17, 2013, the Company and Buyer completed the acquisition contemplated by the Purchase Agreement. The information set forth in Item 1.01 above is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2013, Buyer entered into an unsecured adjustable promissory note with the Sellers for $2.75 million due on June 30, 2015 bearing an interest rate of 5%, payments of which the Company guaranteed. Based upon the level of commission revenue attained by the acquired business operations between July 1, 2013 and June 30, 2015, the principal amount may be decreased if such commission revenue does not increase to a minimum threshold that the parties established (the “Threshold”) based upon actual commission revenues during the calendar year ended December 31, 2012. Alternatively, the principal amount may be increased to share a portion of the growth above the Threshold. The above descriptions of the adjustable promissory note and the guaranty are qualified in their entirety by reference to the full texts of the Adjustable Promissory Note and the Guaranty, which are filed with this Current Report on Form 8-K as Exhibits 10.3 and 10.4 and incorporated herein by reference. The information set forth in Item 1.01 above is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, up to $3.75 million of potential earn-out consideration in connection with the closing of the Purchase Agreement will be issued as shares of the Company’s Class A common stock, which was completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The information set forth in Item 1.01 above is incorporated by reference herein.

Item 8.01	Other Events.

On July 18, 2013, the Company issued a press release announcing the entry into the Purchase Agreement and completion of the transactions thereunder, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Information

This Current Report on Form 8-K contains “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the Company’s management and its subsidiaries and on the information available to its management at the time that these statements were made. There are a number of factors, many of which are beyond the control of the Company, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the Company may encounter difficulties related to the integration of businesses and acquisitions, the Company’s ability to maintain relationships and develop new relationships with health insurance carriers and distributors, the Company’s ability to retain its members, the demand for the Company’s products, the amount of commissions paid to the Company or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, the ability to maintain and enhance the Company’s name recognition and the Company’s ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. For a list of other factors which could cause actual results to differ from those currently anticipated, see the Company’s filings with the Securities and Exchange Commission, including those discussed in the Company’s most recent Annual Report on Form 10-K.

Forward-looking statements speak only as of the date they are made. You should not rely on the statement as representing Company’s views in the future. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

To be filed by amendment.

(b)	Pro forma financial information:

To be filed by amendment.

(c)	Shell company transactions:

Not applicable

(d)	Exhibits:

2.1	Stock Purchase Agreement, dated as of July 17, 2013, by and among Health Plan Intermediaries Holdings, LLC, Health Insurance Innovations, Inc., Joseph Safina, Howard Knaster and Jorge Saavedra (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Form of Performance Based Stock Award (A) Agreement.

10.2	Form of Performance Based Stock Award (B) Agreement.

10.3	Adjustable Promissory Note due June 30, 2015.

10.4	Guaranty, dated as of July 17, 2013, of Health Insurance Innovations, Inc.

99.1	Press release, dated July 18, 2013, of Health Insurance Innovations, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

Dated: July 23, 2013

	By:	/s/ Michael W. Kosloske
Michael W. Kosloske
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of July 17, 2013, by and among Health Plan Intermediaries Holdings, LLC, Health Insurance Innovations, Inc., Joseph Safina, Howard Knaster and Jorge Saavedra (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K).

10.1	Form of Performance Based Stock Award (A) Agreement.*

10.2	Form of Performance Based Stock Award (B) Agreement.*

10.3	Adjustable Promissory Note due June 30, 2015.*

10.4	Guaranty, dated as of July 17, 2013, of Health Insurance Innovations, Inc.

99.1	Press release, dated July 18, 2013, of Health Insurance Innovations, Inc.

*	Confidential treatment has been requested.